                                                                    EXHIBIT 99.1


          THIS OPTION AND THE SHARES ISSUABLE UPON THE EXERCISE OF THIS OPTION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. EXCEPT AS OTHERWISE SET FORTH HEREIN, NEITHER THIS OPTION NOR ANY OF SUCH SHARES MAY BE SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER SAID ACT OR, AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE, CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS, THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

     Option to Purchase __________ Shares of Common Stock, par value $0.001 per share

                                  STOCK OPTION

     THIS CERTIFIES THAT, for value received, __________ (the "Holder"), is entitled to purchase from Infotopia, Inc., a Nevada corporation (the "Company"), at any time or from time to time during the period specified in Paragraph 2 hereof, __________ (__________) fully paid and nonassessable shares of the Company's Common Stock, par value $0.001 per share (the "Common Stock"), at an exercise price per share equal to: the Market Price per share on the date of exercise (the "Exercise Price"). The term "Option Shares," as used herein, refers to the shares of Common Stock purchasable hereunder. The Option Shares and the Exercise Price are subject to adjustment as provided in Paragraph 4 hereof. The term "Options" means this Option.

     The Option is subject to the following terms, provisions, and conditions:

     1. MANNER OF EXERCISE; ISSUANCE OF CERTIFICATES; PAYMENT FOR SHARES. Subject to the provisions hereof, this Option may be exercised by the Holder hereof, in whole or in part, by the surrender of this Option, together with a completed exercise agreement in the form attached hereto (the "Exercise Agreement"), to the Company during normal business hours on any business day at the Company's principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holder hereof), and upon either: (i) payment to the Company in cash, by certified or official bank check or by wire transfer for the account of the Company of the Exercise Price for the Option Shares specified in the Exercise Agreement or (ii) delivery to the Company of a written notice of an election to effect a "Cashless Exercise" (as defined in Section 11(c) below) for the Option Shares specified in the Exercise Agreement. The Option Shares so purchased shall be deemed to be issued to the Holder hereof or such holder's designee, as the record owner of such shares, as of the close of business on the date on which this Option shall have been surrendered, the completed Exercise Agreement shall have been delivered, and payment shall have been made for such shares as set forth above. Certificates for the Option Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the Holder hereof within a reasonable time, not exceeding three (3) business days, after this Option shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the Holder hereof and shall be registered in the name of such Holder or such other name as shall be designated by such Holder. If this Option shall have been exercised only in part, then, unless this Option has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the Holder a new Option representing the number of shares with respect to which this Option shall not then have been exercised.

     This Option, or any unexercised portion thereof, shall be immediately cancelled upon the termination of that certain Executive Employment Agreement, by and between the Company and the Holder hereof, pursuant to the "termination for cause" provisions of such Executive Employment Agreement.

     2. PERIOD OF EXERCISE. This Option is exercisable at any time or from time to time on or after the date on which this Option is issued and before 5:00 p.m. New York City time on the fifth (5th) anniversary of the date of issuance (the 'Exercise Period').

     3. CERTAIN AGREEMENTS OF THE COMPANY. The Company hereby covenants and agrees as follows:

          (a) SHARES TO BE FULLY PAID. All Option Shares will, upon issuance in accordance with the terms of this Option, be validly issued, fully paid, and non assessable and free from all taxes, liens, and charges with respect to the issue thereof.

          (b) RESERVATION OF SHARES. During the Exercise Period, the Company shall at all times have authorized, and reserved for the purpose of issuance upon exercise of this Option, a sufficient number of shares of Common Stock to provide for the exercise of this Option.

          (c) LISTING. The Company shall promptly secure the listing of the shares of Common Stock issuable upon exercise of the Option upon each national securities exchange or automated quotation system,if any, upon which shares of Common Stock are then listed (subject to official notice of issuance upon exercise of this Option) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of this Option; and the Company shall so list on each national securities exchange or automated quotation system, as the case may be, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Option if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.

          (d) CERTAIN ACTIONS PROHIBITED. The Company will not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Option and in the taking of all such action as may reasonably be requested by the Holder of this Option in order to protect the exercise privilege of the holder of this Option against dilution or other impairment, consistent with the tenor and purpose of this Option. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Option above the Exercise Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Option.

          (e) SUCCESSORS AND ASSIGNS. This Option will be binding upon any entity succeeding to the Company by merger, consolidation, or acquisition of all or substantially all the Company's assets.

     4. ANTIDILUTION PROVISIONS. During the Exercise Period, the Exercise Price and the number of Option Shares shall be subject to adjustment from time to time as provided in this Paragraph 4.

          (a) SUBDIVISION OR COMBINATION OF COMMON STOCK. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a greater number of shares, then, after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionately increased.

          (b) ADJUSTMENT IN NUMBER OF SHARES. Upon each adjustment of the Exercise Price pursuant to the provisions of this Paragraph 4, the number of shares of Common Stock issuable upon exercise of this Option shall be adjusted by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of this Option immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

          (c) CONSOLIDATION, MERGER OR SALE. In case of any consolidation of the Company with, or merger of the Company into any other corporation, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company, then as a condition of such consolidation, merger or sale or conveyance, adequate provision will be made whereby the holder of this Option will have the right to acquire and receive upon exercise of this Option in lieu of the shares of Common Stock immediately theretofore acquirable upon the exercise of this Option, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of this Option had such consolidation, merger or sale or conveyance not taken place if all shareholders of record of the Company's Common Stock, as a result of such consolidation, merger or sale or conveyance, will exchange their shares for securities of any other corporation. In any such case, the Company will make appropriate provision to insure that the provisions of this Paragraph 4 hereof will thereafter be applicable as nearly as may be in relation to any shares of stock or securities thereafter deliverable upon the exercise of this Option. The Company will not effect any consolidation, merger or sale or conveyance unless prior to the consummation thereof, the successor corporation (if other than the Company) assumes by written instrument the obligations under this Paragraph 4 and the obligations to deliver to the holder of this Option such shares of stock, securities or assets as, in accordance with the foregoing provisions, the holder may be entitled to acquire.

          (d) DISTRIBUTION OF ASSETS. In case the Company shall declare or make any distribution of its assets (including cash) to holders of Common
Stock as a partial liquidating dividend, by way of return of capital or otherwise, then, after the date of record for determining stockholders entitled to such distribution, but prior to the date of distribution, the Holder of this Option shall be entitled upon exercise of this Option for the purchase of any or all of the shares of Common Stock subject hereto, to receive the amount of such assets which would have been payable to the Holder had such Holder been the holder of such shares of Common Stock on the record date for the determination of stockholders entitled to such distribution.

          (e) NOTICE OF ADJUSTMENT. Upon the occurrence of any event which requires any adjustment of the Exercise Price, then, and in each such case, the Company shall give notice thereof to the holder of this Option, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease in the number of Option Shares purchasable at such price upon exercise, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Such calculation shall be certified by the Chief Financial Officer of the Company.

          (f) MINIMUM ADJUSTMENT OF EXERCISE PRICE. No adjustment of the Exercise Price shall be made in an amount of less than 1% of the Exercise Price in effect at the time such adjustment is otherwise required to be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than 1% of such Exercise Price.

          (g) NO FRACTIONAL SHARES. No fractional shares of Common Stock are to be issued upon the exercise of this Option, but the Company shall pay a cash adjustment in respect of any fractional share which would otherwise be issuable in an amount equal to the same fraction of the Market Price of a share of Common Stock on the date of such exercise.

          (h)  OTHER NOTICES. In case at any time:


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


               (i) the Company shall declare any dividend upon the Common Stock payable in shares of stock of any class or make any other distribution (including dividends or distributions payable in cash out of retained earnings) to the holders of the Common Stock;

               (ii) the Company shall offer for subscription pro rata to the holders of the Common Stock any additional shares of stock of any class or other rights;

               (iii) there shall be any capital reorganization of the Company, or reclassification of the Common Stock, or consolidation or merger of the Company with or into, or sale of all or substantially all its assets to, another corporation or entity; or

               (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

               then, in each such case, the Company shall give to the Holder of this Option (a) notice of the date on which the books of the Company shall close or a record shall be taken for determining the holders of Common Stock entitled to receive any such dividend, distribution, or subscription rights or for determining the holders of Common Stock entitled to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, notice of the date (or, if not then known, a reasonable approximation thereof by the Company) when the same shall take place. Such notice shall also specify the date on which the holders of Common Stock shall be entitled to receive such dividend, distribution, or subscription rights or to exchange their Common Stock for stock or other securities or property deliverable upon such reorganization, re-classification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be. Such notice shall be given at least 30 days prior to the record date or the date on which the Company's books are closed in respect thereto. Failure to give any such notice or any defect therein shall not affect the validity of the proceedings referred to in clauses (i), (ii), (iii) and (iv) above.

          (i)  CERTAIN DEFINITIONS

               (i) "MARKET PRICE," as of any date, (i) means the average of the last reported sale prices for the shares of Common Stock on the Over-the-Counter Bulletin Board (the "OTC BB") for the five (5) Trading Days immediately preceding such date as reported by Bloomberg, or (ii) if the OTC BB is not the principal trading market for the shares of Common Stock, the average of the last reported sale prices on the principal trading market for the Common Stock during the same period as reported by Bloomberg, or (iii) if market value cannot be calculated as of such date on any of the foregoing bases, the Market Price shall be the fair market value as reasonably determined in good faith by
(a) the Board of Directors of the Corporation or, at the option of a majority-in-interest of the holders of the outstanding Options by (b) an independent investment bank of nationally recognized standing in the valuation of businesses similar to the business of the corporation. The manner of determining the Market Price of the Common Stock set forth in the foregoing definition shall apply with respect to any other security in respect of which a determination as to market value must be made hereunder.

               (ii) "COMMON STOCK," for purposes of this Paragraph 4, includes the Common Stock, par value $0.001 per share, and any additional class of stock of the Company having no preference as to dividends or distributions on liquidation, provided that the shares purchasable pursuant to this Option shall include only shares of Common Stock, par value $0.001 per share, in respect of which this Option is exercisable, or shares resulting from any subdivision or combination of such Common Stock, or in the case of any reorganization, reclassification, consolidation, merger, or sale of the character referred to in Paragraph 4(e) hereof, the stock or other securities or property provided for in such Paragraph.

     5. ISSUE TAX. The issuance of certificates for Option Shares upon the exercise of this Option shall be made without charge to the holder of this Option or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder of this Option.

     6. NO RIGHTS OR LIABILITIES AS A SHAREHOLDER. This Option shall not entitle the Holder hereof to any voting rights or other rights as a shareholder of the Company. No provisions of this Option, in the absence of affirmative action by the Holder hereof to purchase Option Shares, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

     7. TRANSFER, EXCHANGE, AND REPLACEMENT OF OPTION.

          (a) RESTRICTION ON TRANSFER. This Option and the rights granted to the Holder hereof are not transferable.

          (b) OPTION EXCHANGEABLE FOR DIFFERENT DENOMINATIONS. This Option is exchangeable, upon the surrender hereof by the holder hereof at the office or agency of the Company referred to in Paragraph 7(e) below, for new Options of like tenor representing in the aggregate the right to purchase the number of shares of Common Stock which may be purchased hereunder, each of such new Options to represent the right to purchase such number of shares as shall be designated by the holder hereof at the time of such surrender.

          (c) REPLACEMENT OF OPTION. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Option and, in the case of any loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Option, the Company, at its expense, will execute and deliver, in lieu thereof, a new Option of like tenor.

          (d) CANCELLATION; PAYMENT OF EXPENSE. Upon the surrender of this Option in connection with any exchange or replacement as provided in this Paragraph 7, this Option shall be promptly canceled by the Company. The Company shall pay all taxes (other than securities transfer taxes) and all other expenses (other than legal expenses, if any, incurred by the Holder) and charges payable in connection with the preparation, execution, and delivery of Options pursuant to this Paragraph 7.

          (e) REGISTER. The Company shall maintain, at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holder hereof), a register for this Option, in which the Company shall record the name and address of the person in whose name this Option has been issued.

          (f) EXERCISE WITHOUT REGISTRATION. If, at the time of the surrender of this Option in connection with any exercise or exchange of this Option, this Option (or, in the case of any exercise, the Option Shares issuable hereunder), shall not be registered under the Securities Act of 1933, as amended (the "Securities Act") and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such exercise or exchange, (i) that the Holder of this Option, as the case may be, furnish to the Company a written opinion of counsel, which opinion and counsel are acceptable to the Company, to the effect that such exercise or exchange may be made without registration under said Act and under applicable state securities or blue sky laws, and (ii) that the Holder execute and deliver to the Company an investment letter in form and substance acceptable to the Company. The Holder of this Option, by taking and holding the same, represents to the Company that such holder is acquiring this Option for investment and not with a view to the distribution thereof.

     8. REGISTRATION RIGHTS. The Company shall undertake to register the Option Shares on a Registration Statement on Form S-8 within ninety (90) days of the issuance of this Option.


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

     9. NOTICES. All notices, requests, and other communications required or permitted to be given or delivered hereunder to the Holder of this Option shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail or by recognized overnight mail courier, postage prepaid and addressed, to such Holder at the address shown for such holder on the books of the Company, or at such other address as shall have been furnished to the Company by notice from such Holder. All notices, requests, and other communications required or permitted to be given or delivered hereunder to the Company shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail or by recognized overnight mail courier, postage prepaid and addressed, to the office of the Company at 3635 Boardman Canfield Road, Canfield, OH 44406, Attention: Chief Executive Officer, or at such other address as shall have been furnished to the Holder of this Option by notice from the Company. Any such notice, request, or other communication may be sent by facsimile, but shall in such case be subsequently confirmed by a writing personally delivered or sent by certified or registered mail or by recognized overnight mail courier as provided above. All notices, requests, and other communications shall be deemed to have been given either at the time of the receipt thereof by the person entitled to receive such notice at the address of such person for purposes of this Paragraph 9, or, if mailed by registered or certified mail or with a recognized overnight mail courier upon deposit with the United States Post Office or such overnight mail courier, if postage is prepaid and the mailing is properly addressed, as the case may be.

     10. GOVERNING LAW. THIS OPTION SHALL BE ENFORCED, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OHIO APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITH SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS. THE PARTIES HERETO HEREBY SUBMIT TO
THE EXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL COURTS LOCATED IN CLEVELAND, OHIO WITH RESPECT TO ANY DISPUTE ARISING UNDER THE AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. BOTH PARTIES IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH SUIT OR PROCEEDING. BOTH PARTIES FURTHER AGREE THAT SERVICE OF PROCESS UPON A PARTY MAILED BY FIRST CLASS MAIL SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE PARTY IN ANY SUCH SUIT OR PROCEEDING. NOTHING HEREIN SHALL AFFECT EITHER PARTY'S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. BOTH PARTIES AGREE THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER LAWFUL MANNER. THE PARTY WHICH DOES NOT PREVAIL IN ANY DISPUTE ARISING UNDER THIS OPTION SHALL BE RESPONSIBLE FOR ALL FEES AND EXPENSES, INCLUDING ATTORNEYS' FEES, INCURRED BY THE PREVAILING PARTY IN CONNECTION WITH SUCH DISPUTE.

     11.  MISCELLANEOUS.

          (a) AMENDMENTS. This Option and any provision hereof may only be amended by an instrument in writing signed by the Company and the Holder hereof.

          (b) DESCRIPTIVE HEADINGS. The descriptive headings of the several paragraphs of this Option are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

          (c) CASHLESS EXERCISE. This Option may be exercised by presentation and surrender of this Option to the Company at its principal executive offices with a written notice of the Holder's intention to effect a cashless exercise, including a calculation of the number of shares of Common Stock to be issued upon such exercise in accordance with the terms hereof (a "Cashless Exercise"). In the event of a Cashless Exercise, in lieu of paying the Exercise Price in cash, the Holder shall surrender this Option for that number of shares of Common Stock determined by multiplying the number of Option Shares to which it would otherwise be entitled by a fraction, the numerator of which shall be the difference between the then current Market Price per share of the Common Stock and the Exercise Price, and the denominator of which shall be the then current Market Price per share of Common Stock.

          (d) REMEDIES. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Option will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Option, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Option and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Company has caused this Option to be signed by its duly authorized officer.

                                   INFOTOPIA, INC.


                                   By:
                                      -----------------------------------


January ___, 2002

                                                       Dated: _________ , 200_

To: Infotopia, Inc.


     The undersigned, pursuant to the provisions set forth in the within Option, hereby agrees to purchase ____________ shares of Common Stock covered by such Option, and makes payment herewith in full therefor at the price per share provided by such Option: in cash or by certified or official bank check in the amount of, or, by surrender of securities issued by the Company (including a portion of the Option) having a market value (in the case of a portion of this Option, determined in accordance with Section 11(c) of the Option) equal to $____________. Please issue a certificate or certificates for such shares of Common Stock in the name of and pay any cash for any fractional share to:


                                   Name:
                                           ----------------------------------


                                   Signature:

                                   Address:
                                           ----------------------------------

                                           ----------------------------------

                                   Note: The above signature should correspond
                                         exactly with the name on the face of
                                         the within Option, if applicable.



and, if said number of shares of Common Stock shall not be all the shares purchasable under the within Option, a new Option is to be issued in the name of said undersigned covering the balance of the shares purchasable thereunder less any fraction of a share paid in cash.